EXHIBIT 99.1

COSINE ANNOUNCES EFFECTIVE DATE FOR ITS REVERSE/FORWARD STOCK SPLIT

LOS GATOS, Calif., Jan. 20, 2011 /PRNewswire/ -- CoSine Communications, Inc. (Pink Sheets:COSN.pk - News), today announced that it has filed amendments to its Certificate of Incorporation to effect a 1-for-500 reverse stock split of CoSine's common stock immediately followed by a 500-for-1 forward stock split, as previously approved by CoSine's stockholders on January 10, 2011.  According to an announcement today by the Financial Industry Regulatory Authority ("FINRA"), the reverse and forward stock splits will take effect on January 21, 2011 (the "Effective Date").  On the Effective Date, the amendments will result in CoSine's stockholders of record owning less than 500 shares of common stock receiving a cash payment of $2.24 per share, on a pre-split basis, in lieu of owning fractional shares and participating in the forward stock split.  The reverse stock split will be followed immediately by the 500-for-1 forward stock split.  CoSine stockholders holding shares in "street name" through a nominee, such as a bank or a broker,  regardless of the number shares held, and CoSine's stockholders of record owning 500 or more shares of common stock will not be impacted by the reverse/forward stock splits and will retain their current numbers of shares of common stock without change.

CoSine anticipates that upon completion of the reverse and forward stock splits, CoSine will have fewer than 300 stockholders of record, enabling CoSine to deregister its common stock under the Securities Exchange Act of 1934, as amended, and as a result thereof, to terminate its periodic reporting obligations with the Securities and Exchange Commission.  CoSine intends to continue to provide interim unaudited financial information and annual audited financial information to its stockholders. CoSine is taking these steps to avoid the substantial and increasing cost and expense of being an SEC reporting company and of regulatory compliance under the Sarbanes-Oxley Act of 2002, and to focus CoSine's resources on the redeployment of its existing assets to acquire, or invest in, one or more operating businesses with existing or prospective taxable income, or from which it can realize capital gains, that can be offset by use of its net operating loss carry-forwards.

On the Effective Date, CoSine's transfer agent, BNY Mellon Shareholder Services, will provide instructions to stockholders relating to payments to cashed out stockholders and to the issuance of new certificates to continuing stockholders.

For a more detailed discussion of the reverse/forward stock splits and related transactions, please see CoSine's definitive Proxy Statement, filed November 29, 2010 with the Securities and Exchange Commission.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier.  As of December 31, 2006, CoSine had ceased all its product and customer service related operations. CoSine's strategic plan is to redeploy its existing resources to identify and acquire, or invest in, one or more operating businesses with the potential for generating taxable income and/or capital gains. This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards ("NOLs").  As of this date, no candidates have been identified, and no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

CoSine's Certificate of Incorporation limits the ability of any group or person to acquire 5% or more of CoSine's common stock (subject to certain exceptions as provided in the Certificate of Incorporation) in order to protect CoSine's ability to utilize its NOLs and renders inapplicable to CoSine the limitations of Section 203 of the Delaware General Corporation Law.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. CoSine uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine's ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions.  A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com